                         [Ameriana Bancorp Letterhead]


                                 Contact:  Jerome J. Gassen
                                           President and Chief Executive Officer
                                           (765) 529-2230


            AMERIANA BANCORP REPORTS FOURTH QUARTER, YEAR-END RESULTS

NEW CASTLE, Ind. (February 13, 2007) - Ameriana Bancorp (NASDAQ:ASBI) today announced results for the fourth quarter and year ended December 31, 2006. The Company's results reflected previously announced steps taken in the fourth quarter to restructure its balance sheet and position Ameriana for improved profitability going forward. These actions included the sale of $34,022,000 of low-yielding, available-for-sale government agency securities and a charge of $339,000 for other-than-temporary impairment of available-for-sale equity securities. Together, these steps had a negative impact on earnings of $881,000 or $0.28 per diluted share after tax in the fourth quarter.

         Primarily because of these charges, together with continued margin compression and other costs in the fourth quarter, particularly pension plan expense and legal fees related to certain collection litigation, Ameriana reported a net loss for the fourth quarter totaling $1,101,000 or $0.35 per diluted share. Net income was $172,000 or $0.05 per diluted share in the same period last year. For the year, Ameriana posted a net loss of $970,000 or $0.31 per diluted share for 2006 compared with net income of $2,058,000 or $0.65 per diluted share for 2005.

         Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "Obviously, this was a year of restructuring for Ameriana as we continued our work to focus the Company as a community bank, which we believe provides greater opportunities to achieve more attractive, sustainable and consistent growth in the future. The steps we took to continue this transformation, such as the repositioning of our investment portfolio, were difficult, but necessary, and in our view, allow us to have a stronger, more stable footing to support our goals and strategies. In this regard, we sold certain available-for-sale securities in an effort to improve our interest rate position and used the proceeds to repay certain short-term, variable-rate advances. Moreover, by eliminating the drag from the low-yielding investments, we expect to see renewed growth in the net interest income going forward, in tandem with improved net interest margins.

         "Two other important initiatives for us in 2006 concerned the continued ramp-up of our commercial lending activities and the realization of further improvements in the credit quality of our loan portfolio," Gassen added. "I am happy to say that we have made substantial progress in both areas. During the past year, we added additional commercial lending officers and credit analysts, steps that have figured prominently in the 14% increase in our loan portfolio during 2006. To expand on these efforts, in December we announced our intent to open a loan production office in fast-growing Hamilton County, and we expect that office to open in April, providing additional momentum to our commercial lending strategy. With regard to the quality and soundness of our loan portfolio, in 2006 we created the new position of Chief Credit Officer, contributing to the significant reduction we achieved in criticized loans during the year, which declined $5,933,000 or 37% in 2006, on top of the 12% drop we registered in 2005. We expect our progress in both growing our loan portfolio and improving its quality will enhance the Company's performance in the future."

                                     -MORE-

ASBI Reports Fourth Quarter, Year-end Results
Page 2
February 13, 2007

         Ameriana's net interest income for the quarter declined to $2,196,000 compared with $2,358,000 in the year-earlier period, reflecting continued margin pressure. Net interest margin for the fourth quarter was 2.26%, 17 basis points lower than the year-earlier quarter, with the decline reflecting the ongoing impact of an inverted yield curve. Net interest income for 2006 was $8,801,000 versus $9,787,000 last year, reflecting the same pressure on margins throughout the year, as the year-to-date net interest margin declined 29 basis points to 2.29% for 2006.

         Ameriana expects its net interest margin to improve in the coming year as funds from the disposition of available-for-sale debt and equity securities are redeployed into higher yielding loans. Additionally, the Company anticipates less pressure from funding costs in 2007, as rates on deposits appear to have stabilized and as Ameriana places greater focus on core deposit funding.

         Ameriana's credit quality continued to improve in the fourth quarter. Non-accrual loans declined $1,322,000 to $3,326,000 as of December 31, 2006, from $4,648,000 at September 30, 2006, but reflected an increase of $858,000 at year's end compared with $2,468,000 at December 31, 2005. Non-accrual loans, relative to total loans outstanding, were 1.32% at December 31, 2006, compared with 1.85% at September 30, 2006, and 1.12% at December 31, 2005. Ameriana's provision for loan losses was $75,000 in the fourth quarter versus $145,000 in the year-earlier period. The provision for loan losses for 2006 was $300,000 versus a credit to the allowance for loan losses of $2,852,000, which reflected $3,400,000 of lease recoveries in 2005.

         Because of a loss of $1,335,000 on the sales of available-for-sale securities, other income for the fourth quarter of 2006 was a negative $433,000 compared with other income of $1,050,000 in the same quarter in 2005. For 2006, other income declined to $2,462,000 from $4,115,000 in 2005, reflecting the charges associated with repositioning the Company's investment portfolio. For the fourth quarter, other expense increased to $3,615,000 from $3,202,000 in the same quarter last year due to additional staffing in the commercial lending and credit administration areas, a voluntary contribution of $325,000 toward the Company's unfunded pension plan liability, and higher legal fees related to ongoing costs of discovery in Ameriana's collection litigation against RLI Insurance Co. For 2006, other expense declined to $13,366,000 from $14,513,000 in 2005.

         Ameriana's total assets were $437,236,000 at December 31, 2006, compared with $449,369,000 at December 31, 2005, with the decline primarily reflecting the disposition of available-for-sale securities in the fourth quarter of 2006. The Company's loans (net) increased 14% to $249,272,000 at December 31, 2006, from $218,291,000 at December 31, 2005. The decline in deposits of 5% to $322,434,000 at the end of 2006 from $339,351,000 at December 31, 2005, was due to a reduction of higher-cost brokered and public-entity deposits. Total stockholders' equity was $33,124,000 at December 31, 2006, compared with $35,657,000 at December 31, 2005.


                                     -MORE-

ASBI Reports Fourth Quarter, Year-end Results
Page 3
February 13, 2007


         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

          This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

ASBI Reports Fourth Quarter, Year-end Results
Page 4
February 13, 2007


                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                                DECEMBER 31                     DECEMBER 31
                                                       ---------------------------      ---------------------------
                                                           2006           2005              2006           2005
                                                       -----------     -----------      -----------     -----------
Interest income                                        $     6,079     $     5,232      $    22,604     $    19,782
Interest expense                                             3,883           2,874           13,803           9,995
                                                       -----------     -----------      -----------     -----------
Net interest income                                          2,196           2,358            8,801           9,787
Provision (adjustment) for loan losses                          75             145              300          (2,852)
                                                       -----------     -----------      -----------     -----------
Net interest income after provision for loan losses          2,121           2,213            8,501          12,639
Other income (loss)                                           (433)          1,050            2,462           4,115
Other expense                                                3,615           3,202           13,366          14,513
                                                       -----------     -----------      -----------     -----------
Income (loss) before income taxes                           (1,927)             61           (2,403)          2,241
Income tax expense (benefit)                                  (826)           (111)          (1,433)            183
                                                       -----------     -----------      -----------     -----------
Net income (loss)                                      $    (1,101)    $       172      $      (970)    $     2,058
                                                       ===========     ===========      ===========     ===========

Earnings (loss) per share:
   Basic                                               $     (0.35)    $      0.05      $     (0.31)    $      0.65
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $     (0.35)    $      0.05      $     (0.31)    $      0.65
                                                       ===========     ===========      ===========     ===========


Weighted average shares outstanding:
   Basic                                                     3,108           3,170            3,164           3,160
                                                       ===========     ===========      ===========     ===========
   Diluted                                                   3,113           3,179            3,169           3,173
                                                       ===========     ===========      ===========     ===========

Dividends declared per share                           $      0.04     $      0.16      $      0.52     $      0.64
                                                       ===========     ===========      ===========     ===========


                                                                                           DEC. 31         DEC. 31
                                                                                            2006            2005
                                                                                        -----------     -----------
Total assets                                                                            $   437,236     $   449,369
Cash and cash equivalents                                                                    12,070          14,270
Investment securities available for sale                                                    129,776         168,686
Loans, net                                                                                  249,272         218,291
Deposits                                                                                    322,434         339,351
Borrowed funds                                                                               74,683          66,889
Shareholders' equity                                                                         33,124          35,657
Loans accounted for on a non-accrual basis                                                    3,326           2,468
Book value per share                                                                          10.85           11.23


                                      -END-